UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 8, 2015
MILLER ENERGY RESOURCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Tennessee
(State or Other Jurisdiction of Incorporation)

001-34732	62-1028629
(Commission File Number)	(IRS Employer Identification No.)

9721 Cogdill Road, Suite 302
Knoxville, TN 37932
(Address of Principal Executive Offices)

(865) 223-6575
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.
On July 8, 2015, Miller Energy Resources, Inc. (the “Company”) terminated the portion of its oil hedges with KeyBank National Association (“KeyBank”) that had been scheduled to mature in July 2015. The liquidation yielded approximately $2.6 million in net proceeds to the Company. The Company has applied the full amount of these proceeds to pay down amounts outstanding under our revolving credit facility created by the Credit Agreement, dated as of June 2, 2014, among the Company, as borrower, KeyBank, as administrative agent, and the lenders party thereto. This was the final portion of the Company's oil hedges.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 9, 2015, Mr. Jeffrey R. McInturff notified the Company’s Board of Directors that, effective as of July 15, 2015, he shall resign as Senior Vice President and Chief Accounting Officer of the Company. Mr. McInturff, who has served in various capacities since February, 2014, cited his having received an offer from another company as his reason for leaving. Mr. McInturff had no disagreement with the Company’s financials or the Company that caused his resignation.
Item 7.01. Regulation FD Disclosure
On July 14, 2015, the Company issued a press release announcing that it will file its Form 10-K for the fiscal year ended April 30, 2015 on Wednesday, July 29, 2015, making use of the fifteen-day filing extension available under Rule 12b-25 of the Securities and Exchange Commission.
The press release also noted that the Company will host a conference call and webcast at 9:00 am Eastern time on Wednesday, July 29, 2015 to provide a comprehensive update and the financial and operational results for the year ended April 30, 2015. A copy of this press release is attached as Exhibit 99.1.
Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of Miller Energy Resources, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press release dated July 14, 2015, announcing the filing date of the Company's Form 10-K and the associated Earnings Call

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 14, 2015	Miller Energy Resources, Inc.
	By:	/s/ Carl F. Giesler, Jr.
Carl F. Giesler, Jr
Chief Executive Officer